EXHIBIT 10.34

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                                COMMERCIAL LEASE

         In consideration of the covenants herein contained, Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease to Focus Enhancements, Inc. (a DE corp.) hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 31,861 square feet (including 3.95% common area) at 142-F North Road, Sudbury, MA 01776 TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on August 1, 1996 and ending at noon on July 30, 2001 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall have the leased premises.

         1. RENT. LESSEE shall pay to LESSOR base rent at the rate of two hundred seven thousand ninety-six (207,096.00) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $17,258.00 on the first day in each calendar month in advance, the first monthly payment to be made upon LESSEE's execution of this lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all times, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 1996, which figure shall be compared with the figure for November 1996, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event that the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

         2.  DELETED

         3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of any of the following: executive and administrative offices, engineering, research and development, purchasing, light packaging and sales of computer peripherals.

         4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leasable square footage of the building of which the leased premises are a part) of any increase in the real estate taxes levied against the land and building of which the leased premises are a part,

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whether  such  increase  is  caused  by an  increase  in the  tax  rate,  or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. In the event that said building was not assessed as a completed building as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure.

         5. UTILITIES. LESSOR shall provide and maintain pursuant to Section 8 below equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all areas between May 1 and November 1. LESSEE shall pay all charges for heat and electricity used on the leased premises as determined by separate meter(s) serving the leased premises; LESSEE shall also pay its proportionate share of the cost of any central boiler, chiller, and/or cooling tower serving the building of which the leased premises are a part. LESSEE shall pay LESSOR for its proportionate share of all routine maintenance (which consists of pumping, inspections, and routine service calls but not repairs) to the on-site septic system and for all water use as determined by LESSOR by a separate water meter serving the leased premises, and LESSEE shall pay LESSOR a proportionate share of any other fees and charges relating in any way to water use at the building. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and the appropriate municipal permit.

         6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaws. LESSEE shall keep all employees working in the leased premises covered with Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE which are allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

         7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

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         8.  MAINTENANCE  OF  PREMISES.  Lessor  will  be  responsible  for  all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, under the control of LESSEE, chemical, water or corrosion damage from any source, and maintenance of any non "building standard" leasehold improvements. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will property control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. If the leased premises are carpeted or partially carpeted, LESSEE will protect carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises shall be at LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

         9. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been perfomed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkway or other common areas of the building of which the leased premises are a part, provided such changes do not materially or adversely impact LESSEE.

         10. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises

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without  LESSOR's  prior written  consent.  Notwithstanding  such  assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

         11. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

         12. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at any reasonable time neter to view the leased premises, to make repairs and alterations as LESSOR should elect to do for the leased premises, the common areas or any other portions of the building of which the leased premises are a part, to make repairs which LESSEE is required but has failed to do, and to show the leased premsies to others.

         13. SNOW REMOVAL. The plowing of snow from all roadways, accessways and unobstructed parking and loading areas shall be at the sole expense of LESSOR. The control of snow and ice on all steps serving the lease dpremises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers or invites for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

         14. ACCESS AND PARKING. LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with other entitled to the use thereof. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases be considered a part of the leased premises to the extent that they are utilized by LESSEE, or LESSSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building ro the walkways or approaches to said building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March 31 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parking at any time, LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.


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         15.   LESSEE'S   LIABILITY  AND  INSURANCE.   LESSEE  shall  be  solely
responsible as between LESSOR and LESSEE for deaths or personal inquiries to all persons whomsoever occurring in or on the leased premises (including any extension thereof) from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to inemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds. LESSEE will file with LESSOR prior to occuapancy certificates and any applicable riders or endorsements showing that wuch insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shll not be cancelled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term of this lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.

         16. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire
Deparment, LESSOR's insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE"s customary non-business days or hours.

         17. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

         18. SIGNS. LESSOR authorizes, and at LESSEE'S expense agrees to erect a prominent exterior building sign and a prominent exterior panel sign with the required set-back from North Road at the leased premises in accordance with LESSOR's building standards for style, location, etc. and in accordance with local zoning bylaws. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall not be unreasonably withheld but which shall include approval as to size, wording, design and location.

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LESSOR may remove and dispose of any sign not approved,  erected or displayed in conformance with this lease. LESSEE shall be responsible for obtaining any necessary municipal permits and approvals.


         19. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, other than substantial monetary payments as provided below, and such default shall not be corrected within thirty (30) days after written notice thereof; then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the lead premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or any substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of twelve
(12) percent per annum on any payment from LESSEE to LESSOR which is past due.

         20. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice form LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.


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         21.  OCCUPANCY.  In the event  LESSEE takes  possession  of said leased premises prior to the start of said term LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent beyond rent specified herein. In the event that LESSOR continues to occupy or control all or any part of the leased premises after the agreed termination of the lease without the written permission of LESSOR, then LESSEE shall be liable to LESSOR, for any and all loss, damages or expenses incurred by LESSOR and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

         22. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

         23. OUTSIDE AREA. No goods, equipment, or things of any type of description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. A single two-yard capacity dumpster is hereby authorized for the disposal of trash, provided that the location of said receptacle is approved by LESSOR. LESSEE agrees to have said container provided and serviced at its expense by whichever disposal firm may from time to time be designated by LESSOR. If a dumpster is provided on a shared cost basis, LESSEE shall pay its proportionate share of the costs associated with said dumpster.

         24. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage associate with the use, storage and/or disposal of same by LESSEE.

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         25.  RESPONSIBILITY.  Neither  LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seeping or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control.

         26. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, telephone wiring, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply or venting systems servicing the leased premises. LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without lability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other dates as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR. LESSEE shall be responsible for the repair and restoration of any and all damage caused by the removal of burglar alarms.


         27. GENERAL (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts.
(d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that said OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof. (l) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

         28.  DELETED

         29. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

         30. AUTOMATIC FIVE-YEAR EXTENSIONS. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five (5) years each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party's desire not to so extend the lease. The time for serving such written notice shall be not more than twelve (12) months or less than three (3) months prior to the expiration of the current lease period. Time is of the essence.

         31. ADDITIONAL PROVISIONS. (Continued on attached rider if necessary.)

                                            See Attached Rider


         IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 25th day of April, 1996


LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.    LESSEE: FOCUS ENHANCEMENTS, INC.


By:    /s/ James L. McKeown                      By:    /s/  Thomas L. Massie
      -----------------------                          -------------------------

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                                 RIDER TO LEASE


The following additional provisions are incorporated into and made a part of the attached lease:

A. LESSOR and LESSEE agree that this lease is subject to execution of a mutually agreed upon space plan ("the Plan") and building rendering on or before April 30, 1996. In the event no agreement is reached for any reason, either party shall have the right to terminate the lease by serving the other party with written notice to that effect, to be effective immediately, on or after April 30, 1996, but no later than May 6, 1996.

B.       DELETED

C. LESSOR, also at an expense incorporated entirely into the base rent and at no further cost to LESSEE, further agrees to modify the exterior of the building of which the leased premises are a part ("the building"), including installation of a new roof and new energy efficient exterior windows, repaint and reseal or resurface the parking lot and driveway as needed, installation of new lighting and a basketball backboard in the parking lot, and landscaping around the perimeter of the building. LESSEE acknowledges and agrees that, except for installation of windows that directly open into the leased premises and the new windows and other modifications to the building's main entrance, (only) these exterior modifications may not be completed before or about the time LESSEE takes possession of the leased premises, and that payment of monthly rent shall nonetheless begin as of the commencement date of this lease. LESSOR agrees that the exterior building modifications will, however, be substantially complete by December 31, 1996.

D. *On or before August 7, 1996, LESSEE shall vacate 800 West Cummings Park, suites 2050, 2450, 2475, 2550, 2850, 4400, 4500, 4650 and 4800
         and, as of the commencement date of this lease and the vacation of the earlier facility, the prior lease between the parties for said earlier facility shall terminate, except as otherwise provided in this lease. Provided LESSEE vacates said earlier facility on or before August 7, 1996, rent for said earlier facility (only) shall be waived for the period August 1 through August 7, 1996. Time is of the essence.

E. Notwithstanding the commencement date herein, in the event that LESSOR completes the modifications set forth in Paragraph B above prior to August 1, 1996, LESSEE may occupy the leased premises upon completion of said modifications without obligation for the payment of rent at the leased premises prior to August 1, 1996. LESSEE's obligations under its prior lease, including its obligation to pay rent thereunder, shall not be affected by any early occupancy of the leased premises pursuant to this paragraph.

F. During the initial term of the lease, LESSEE shall have the one-time right of first lease of approximately 7,449 square feet of additional space at 142-H North Road ("Suite H"), as shown by cross hatching on the attached plan, at LESSOR's then current published rental rate for Suite H, after it is next leased and then becomes available for lease directly from LESSOR, subject to the right of the next lessee to extend or otherwise renegotiate its lease. LESSEE shall have forty-eight (48) hours from receipt of notice from LESSOR of said availability to execute LESSOR's then current standard from lease or amendment to lease for Suite H. If LESSOR fails to notify LESSEE of the availability of Suite H and leases it to others, and if LESSEE notifies LESSOR of its desire to lease Suite H and immediately executes LESSOR's then current standard form lease for it, LESSOR shall thereafter have sixty (60) days to relocate the other party. If LESSOR fails to relocate the other party within said sixty days and execute the new lease with LESSEE, then LESSEE may elect, by serving LESSOR written notice within thirty (30) days after expiration of the relocation period, either (1) to cancel this lease without penalty or
         (2) to occupy a similar amount of additional space elsewhere on a no-charge basis until such time as LESSOR delivers possession of Suite
         H. This election of remedies shall be LESSEE's exclusive remedy for any failure by LESSOR to deliver possession of Suite H or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.

G. Subject to availability, in the event that the parties execute a mutually agreeable lease or amendment to this lease for additional space at the building on or before October 31, 1996, the base rent for said additional space shall be $6.95 per leasable square foot.

                                      - 1 -

H. LESSOR shall post signage designating three parking spaces in the vicinity of the main entrance to the leased premises for the use of LESSEE's visitors. LESSOR shall have no responsibility, however, to enforce said parking restriction.

I. LESSOR's responsibilities for landscaping and snow removal as provided for in Section 13 above shall be completed in a good and workmanlike manner, which shall include maintaining parking areas and the driveway serving the building in reasonable condition for vehicles and pedestrians during snow conditions.

J. LESSEE shall have the right to increase the size of the exterior building and panel signs that are permitted under Section 18 in the event that any such sign is exceeded in size by a similar sign for another tenant at the building. Any such sign changes by LESSEE will be at LESSEE's sole expense, subject to LESSOR's prior written approval as provided in section 18, and in accordance with local zoning bylaws. LESSEE shall be responsible for obtaining any necessary municipal permits and approvals.

K. In the event that the parties are unable to obtain a building permit for the modifications at the leased premises for the purposes set forth in Section 3 hereinabove, or the Town of Sudbury issues a citation to LESSEE prohibiting such use, then LESSEE shall exhaust all applicable appeals in connection therewith, and if the building permit denial or the citation is finally upheld, then LESSEE may cancel this lease by serving LESSOR with thirty (30)





         days prior written notice to that effect, and neither party shall thereafter have any further obligation to the other. Cancellation of the lease as provided hereinabove shall be LESSEE's exclusive remedy for any failure to obtain a building permit, issuance of any such citation or breach by LESSOR of the provisions of this paragraph.

L. *LESSEE shall have access to the leased premises seven (7) days per week, twenty-four (24) hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESSEE assumes any and all risks arising out of this unlimited access provision.

M. *LESSEE shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations provided herein.

N. * Whenever LESSOR's or LESSEE's consent, agreement or approval is required under this lease, said consent, agreement or approval shall not be unreasonably withheld or delayed.

O. Delays by either party in the performance of the terms hereof (other than the payment of money) which result from causes beyond such party's reasonable control shall not be counted in determining the time when such performance must be completed, so long as such party shall, promptly after the commencement of any such delay, give the other party written notice specifying such delay and estimating the duration thereof.

P. LESSOR, if requested to do so by LESSEE, shall execute and deliver (i) a notice of this lease in recordable form and (ii) if this lease is terminated other than at the end of the initial term or any extension thereof, as shown in such notice, an instrument in recordable form, acknowledging such termination. Said documents shall be prepared and recorded by LESSEE at LESSEE's expense.

Q. In the event LESSOR requires LESSEE's subordination under the terms of Paragraph 11 of the lease, LESSOR will deliver to LESSEE agreements by the holders of all restrictions, liens, encumbrances, rights title and interest of others in, on or to all or any portion of the premises consenting to this lease and all amendments thereto and agreeing that, notwithstanding any such restriction, lien, encumbrance, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, LESSEE shall not be disturbed in peaceful enjoyment of the premises or this lease terminated or cancelled at any time, except in the event LESSOR shall have the right to terminate this lease under the terms and provisions expressly set forth herein.



                                       -3-




R. The maximum cumulative increase in LESSEE's rent shall not exceed an average of 10% per calendar year. "Cumulative Increase" shall include any increase in the "Cost of Living" pursuant to Section 1 and any increase in the real estate taxes pursuant to Section 4.



LESSOR: CUMMINGS PROPERTIES MANAGEMENT, Inc.   LESSEE: FOCUS ENHANCEMENTS, INC.

By:     /s/  James L. McKeown                  By:    /s/ Thomas L. Massie
        ---------------------                         ------------------------
                                                      President

Date:    4/25/96



                                      - 2 -